Exhibit 4.1

EXECUTION COPY

NOTES AND WARRANTS PURCHASE AGREEMENT

This Notes and Warrants Purchase Agreement (this “Agreement”) is made and entered into as of August 24, 2012, by and among ChinaCast Education Corporation, a Delaware corporation (the “Company”), Fir Tree Value Master Fund, L.P. (“Fir Tree Value”), Fir Tree Capital Opportunity Master Fund, L.P. (“Fir Tree Capital” and, collectively with Fir Tree Value, “Fir Tree”), Lake Union Capital TE Fund, LP (“Lake Union Capital TE”), MRMP Managers LLC (“MRMP”), Harkness Trust (“Harkness”), Ashford Capital Partners, L.P. (“Ashford”), Anvil Investment Associates, L.P. (“Anvil”), Columbia Pacific Opportunity Fund, L.P. (“Col-Pac”), Special Situations Fund III QP, L.P. (“SSF III”), Special Situations Cayman Fund, L.P. (“SSF Cayman”), Parsifal Partners LLC (“Parsifal”), Park Financial Corporation (“Park”), Derek Feng, Doug Woodrum, Daniel Tseung, Stephen Markscheid, Allen R. DeCotiis, Alan N. Colner, Fred Tarter, Sanford M. Schwartz, Stamps Family Partnership III, LP (“Stamps”), Peter Keane, Howard S. Berl Trust and Michael Berl (each of Fir Tree Value, Fir Tree Capital, Lake Union Capital TE, MRMP, Harkness, Ashford, Anvil, Col-Pac, SSF III, SSF Cayman, Parsifal, Park, Derek Feng, Doug Woodrum, Daniel Tseung, Allen R. DeCotiis, Alan N. Colner, Fred Tarter, Sanford M. Schwartz, Stamps, Peter Keane, Howard S. Berl Trust and Michael Berl, individually, a “Purchaser” and collectively, the “Purchasers”), and Lake Union Capital Fund, LP (“Lake Union Capital”).

RECITALS

WHEREAS, Fir Tree Value, Fir Tree Capital, Lake Union Capital, Lake Union Capital TE, MRMP, Harkness, Ashford, Anvil and Col-Pac (collectively, the “Existing Purchasers”) and the Company are party to (a) a Notes and Warrants Purchase Agreement, dated as of April 10, 2012 (the “Existing Agreement”), pursuant to which the Company sold the notes and warrants described therein to the Existing Purchasers on April 10, 2012, and (b) a Borrowing Notice and Acknowledgement, dated as of May 18, 2012 (the “Borrowing Notice”), pursuant to which the Company sold the notes and warrants described therein to the Existing Purchasers on May 18, 2012.

WHEREAS, the Company is seeking additional financing from the Purchasers for the purposes set out in a mutually agreed upon schedule of proceeds.

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

WHEREAS, the Company has authorized certain promissory notes of the Company, in substantially the form attached hereto as Exhibit A (each, a “Note,” and collectively, the “Notes”).

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes as set forth opposite such Purchaser’s name in Annex I attached hereto.

WHEREAS, in consideration for such Notes, the Company shall issue to each Purchaser warrants as set forth opposite such Purchaser’s name in Annex I attached hereto, in substantially the form attached hereto as Exhibit B (the “Warrants”) exercisable for shares of the Company’s common stock (the “Common Stock”), pursuant to the terms of this Agreement. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”

WHEREAS, contemporaneously with the Closing (as hereinafter defined), the Company, the Purchasers and Lake Union Capital will enter into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit C.

Whereas, in consideration for the Existing Purchasers providing their consent to the transactions contemplated under this Agreement, the Company has agreed to (a) change from $1.00 to $0.40 the exercise price for all warrants sold to the Existing Purchasers under the Existing Agreement and the Borrowing Notice (the “Existing Warrants”), (b) provide the same anti-dilution adjustments with respect to warrants sold to the Existing Purchasers under the Existing Agreement and the Borrowing Notice as provided to the Purchasers hereunder, and (c) increase the number of Existing Warrants issuable to the Existing Purchasers such that each Existing Purchaser will receive one warrant for every $1.00 of notes sold to such Existing Purchaser under the Existing Agreement and the Borrowing Notice.

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WHEREAS, the Notes, the Warrants and the Warrant Shares collectively are referred to herein as “Securities”.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

article 1

Purchase and Sale; Closing

Section 1.1    Sale and Purchase. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell, transfer and assign to each Purchaser the aggregate principal amount of the Note set opposite such Purchaser’s name in Annex I attached hereto, and each Purchaser hereby agrees to purchase from the Company the aggregate principal amount of the Note set opposite such Purchaser’s name in Annex I attached hereto.

Section 1.2    Purchase Price. At the Closing (as hereinafter defined) or such other date that is mutually agreed by the parties hereto, upon delivery to such Purchaser of such Purchaser’s Note, duly executed by the Company and registered in the name of the Purchaser or the Purchaser’s nominee, Purchaser shall pay to the Company the U.S. dollar amount set opposite such Purchaser’s name in Annex I attached hereto by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company to each Purchaser prior to the Closing.

Section 1.3    The Closings. The closing (the “Closing”) of the purchase and sale of the Notes shall occur on August 24, 2012, or such other date that is mutually agreed by the parties hereto (the “Closing Date”). The Closing shall take place remotely via the exchange of documents and signatures or at such location as may be mutually acceptable by the parties.

Section 1.4    Securities Act Exemption. The sale of the Securities to the Purchasers will be made without registration under the 1933 Act, in reliance upon the exemption afforded by Section 4(2) of the 1933 Act or pursuant to other available exemptions from the registration requirements of the 1933 Act and in reliance on similar exemptions under state securities or “blue sky” laws.

Section 1.5    Other Agreements. Concurrently with or immediately following the Closing, the Company shall execute and deliver the Note(s) and Warrant(s) set forth opposite such Purchaser’s name in Annex I hereto. The Notes, the Warrants, this Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.” Contemporaneously with the Closing, each of the Company, the Purchasers and Lake Union Capital shall execute and deliver the Registration Rights Agreement.

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Section 1.6    Consents. Each of the Existing Purchasers hereby consents to the Company’s sale and issuance of the Notes, Warrants and Warrant Shares to the Purchasers pursuant to this Agreement and the related rights under this Agreement and the Registration Rights Agreement. In connection with the transactions contemplated under this Agreement (a) each of the Existing Purchasers hereby waives the Company’s obligation to comply with the provisions of Section 6 of the Notes issued pursuant to the Existing Agreement and the Borrowing Notice solely with respect to Debt (as defined in such Notes) incurred pursuant to this Agreement, (b) the Company, each of the Purchasers and each of the Existing Purchasers hereby agree that (i) the notes sold pursuant to this Agreement, the Existing Agreement and the Borrowing Notice shall be treated as one series (the “Notes Series”) and (A) any and all pre-payments on such notes shall be applied pro rata across the notes in the Notes Series that are then outstanding, (ii) except as provided in the foregoing clause (i), any and all payments of principal and interest any note shall be applied pro rata across the notes in the same Notes Tranche, (iii) the terms of the notes in the Notes Series may be amended, waived or modified by the parties to such notes (provided, however, that (x) without the prior written consent of the holders of each of the notes in the Notes Series, no waiver, modification or amendment shall be effective that would (1) reduce the amount of, or delay payment of, any prepayment premium on any note in the Notes Series, (2) waive a default in the payment of any prepayment premium on any note in the Notes Series, (3) permit any principal amount repaid under any note in the Notes Series to be reborrowed, (4) impair the rights of any holder of any note in the Notes Series to receive payments of principal of or interest on such a note on or after the due date therefor or to institute suit for the enforcement of any payment on any such note, (5) render any amount payable in respect of any note in the Notes Series payable in a currency other than U.S. dollars or (6) affect any provision of any note concerning the amendment thereof or pro rata payment requirements applicable thereto (other than any provision solely relating to pro rata payments among holders of notes in the same Notes Tranche), (y) without the prior written consent of the holders of each of the notes in the applicable Notes Tranche, no waiver, modification or amendment shall be effective that would (1) extend the maturity date of any note in the Notes Tranche, (2) reduce the amount of, or delay payment of, any principal of or premium or interest on any note in the Notes Tranche, (3) waive a default in the payment of principal of or premium or interest on any note in the Notes Tranche or (4) affect any provision of any note in the Notes Tranche relating to pro rata payments among holders of notes in the Notes Tranche, and (z) the Company shall notify all holders of any notes in a Note Series of any waiver, modification or amendment of any note in such Note Series and if such waiver, modification or amendment is materially favorable to the applicable holder, offer to make the same waiver, modification or amendment with respect to each note in the Note Series), (iv) the definition of “Permitted Debt” in the notes in the Notes Series may permit debt existing or arising under any note in the Notes Series and (v) an event of default under any note in the Notes Series shall constitute an event of default under each note in the Notes Series, (c) each of the Existing Purchasers hereby waives any default or event of default under the notes included in the Notes Series to the extent arising prior to the date hereof and (d) the Company and each of the Existing Purchasers hereby agree that any and all rights and obligations relating to the registration of any securities of the Company as set forth in the Existing Agreement and the Borrowing Notice or otherwise shall be terminated concurrently with the execution of the Registration Rights Agreement and all existing breaches or violations of such rights and obligations relating to such registration are waived by the Company and each of the Existing Purchasers. For purposes of the foregoing, “Notes Tranche” means notes in the Notes Series having the same date of issuance, interest payment dates and maturity date.

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article 2
Representations and Warranties of the Purchasers

Each Purchaser hereby severally makes the following representations and warranties, each of which is true and correct on the date hereof.

Section 2.1    Existence and Power. The Purchaser either (i) is duly organized and validly existing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, or (ii) is a natural person.

Section 2.2    No Conflict. The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of the transactions contemplated hereby, do not and will not (i) if the Purchaser is a legal entity and not a natural person, constitute a default or violation under the organizational and/or management documents of the Purchaser, or (ii) conflict with or violate any laws, judgments, orders or decrees applicable to the Purchaser or by which its properties or assets are bound, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean, in respect of a party, a material adverse effect on the ability of such party to perform its obligations under the Transaction Documents to which it may be a party.

Section 2.3    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.4    No Public Sale or Distribution.  Such Purchaser is (i) acquiring its (or his) Note, (ii) its (or his) Warrants and (iii) upon exercise of its (or his) Warrants will acquire its (or his) Warrant Shares issuable upon exercise of such Warrants, in each case, for its (or his) own account (or in connection with, or pursuant to, one or more participation agreements by such Purchaser with, and for the benefit of, one or more funds or managed accounts that are “accredited investors” (as defined in Rule 501(a) of Regulation D) that are managed by the investment manager of such Purchaser) and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the 1933 Act. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its (or his) business.  Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

Section 2.5    Accredited Investor Status.  Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 2.6    Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

Section 2.7    Information.  Such Purchaser and such Purchaser’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser.  Such Purchaser and such Purchaser’s advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company and to obtain any additional information which the Company possesses or can acquire without undue effort or expense, and all such questions have been answered to the satisfaction of such Purchaser.  Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or such Purchaser’s advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein.  Such Purchaser understands that such Purchaser’s investment in the Securities involves a high degree of risk.  Such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities.

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Section 2.8    No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 2.9    Transfer or Resale.  Such Purchaser understands: (i) the Securities are “restricted securities” under the federal securities laws and have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such sale, assignment or transfer is made in accordance with Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”), (C) pursuant to an exemption or qualification under applicable securities laws, or (D) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 2.10   Legends.  Such Purchaser understands that the certificates or other instruments representing such Purchaser’s Note and Warrants and, until such time as the resale of such Purchaser’s Warrant Shares have been registered under the 1933 Act, the stock certificates representing such Purchaser’s Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) COMPLIANCE WITH RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT (OR A SUCCESSOR RULE THERETO), (C) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (D) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

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Section 2.11   General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

article 3
Representations and Warranties of the Company

The Company hereby makes the following representations and warranties, each of which is true and correct on the date hereof.

Section 3.1    Existence and Power. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder and consummate the transactions contemplated thereby.

Section 3.2    Capitalization. Annex II sets forth (a) the authorized capital stock of the Company as of the date hereof; (b) the number of shares of capital stock issued and outstanding as of the date set forth therein; (c) the number of warrants sold to the Existing Purchasers pursuant to the Existing Agreement and the Borrowing Notice (after taking into account the increase described in the penultimate recital to this Agreement); and (d) to the knowledge of the Company based on its periodic reports filed with the SEC, the number of outstanding options, warrants or other rights to purchase shares of capital stock of the Company. Except pursuant to the Registration Rights Agreement and the other agreements described in Annex III, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other securityholder. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as expressly provided in the penultimate recital to this Agreement and as otherwise may be provided by the Existing Agreement and the Borrowing Notice, the issuance and sale of the Securities hereunder will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Section 3.3    Valid and Enforceable Agreements; Authorization. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.4    Valid Issuance of the Securities. The Securities, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Note(s), the Warrants or the Warrant Shares, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. The Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrants or the Warrant Shares, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser.

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Section 3.5    Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official except (a) such as will be obtained or made by the Company under the 1933 Act and applicable state securities laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement or (b) as will have been obtained or made contemporaneously with or prior to the Closing.

Section 3.6    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any material lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, agreement, instrument or understanding to which, to the knowledge of the Company, the Company or any Subsidiary is a party or by which any of them are bound or as to which any of their respective assets are subject. An entity shall be deemed to be a “Subsidiary” of another person if such person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such entity that is sufficient to enable such person to elect at leased a majority of the members of such entity’s board of directors or other governing body, or at least 50% of the outstanding equity or financial interests of such entity.

Section 3.7    Certain Reports. All of the disclosures in the Company’s Current Reports on Form 8-K filed with the SEC, commencing with the report filed on March 23, 2012, through and including the business day immediately prior to the execution and delivery of this Agreement (the “8-Ks”) were, as of the respective dates of such filings (or, if amended subsequent thereto, as of the date of the last such amendment of such filings), true and correct descriptions, in all material respects, of the matters purported to be described therein. Each agreement, contract, instrument or other document filed as an exhibit to any such 8-K is a true, correct and complete copy thereof.

Section 3.8    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

Section 3.9    No General Solicitation.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 3.10   No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise.

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Section 3.11      Valid Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers in Article 2 hereof, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the 1933 Act.

Section 3.12      Disclosures. Neither the Company nor any Person acting on its behalf has provided any Purchaser, its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby, except for information provided to one or more of the Purchasers pursuant to a separate confidentiality agreement entered between the Company and each of such Purchasers. As a result, Purchasers who have elected not to receive material non-public information are relying on the Company’s public filings.

Section 3.13      No Default. There is no default or event of default existing under any note sold pursuant to the Existing Agreement or the Borrowing Notice, except as have been waived in accordance with the terms hereof and thereof.

article 4

Covenants of the Company

Section 4.1             Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities solely for the purposes set out in a mutually agreed upon schedule of proceeds.

Section 4.2             Warrants. Concurrently with or immediately following the Closing, the Company shall issue and deliver to each Purchaser the number of Warrants set forth opposite such Purchaser’s name in Annex I attached hereto, in substantially the form attached hereto as Exhibit B.

Section 4.3             [Reserved]

Section 4.4             Information Rights. So long as the Notes are outstanding, any Purchaser holding the Notes shall have the right to receive (i) a weekly report detailing the use of the proceeds from the Notes issued pursuant to this Agreement and (ii) any other information that the Purchasers may reasonably request.

Section 4.5             Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of Warrant Shares issuable pursuant to the then-outstanding Warrants.

Section 4.6             Removal of Legends. The legend specified in Section 2.10 above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, if applicable, and the Purchaser has provided the Company with a customary representation that Rule 144 or Rule 144A applies thereto. From and after the earlier of such dates, upon a Purchaser’s written request, the Company shall promptly cause certificates evidencing the Purchaser’s Securities to be replaced with certificates which do not bear such restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Warrant Shares becoming freely tradable by a non-affiliate pursuant to Rule 144, the Company shall deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Purchaser that Rule 144 or Rule 144A applies to the shares of Common Stock represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the registration statement. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to a Purchaser within three (3) Business Days of submission by that Purchaser of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Purchaser, the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In, which notice shall be final and binding on the Company and such Purchaser, absent manifest error.

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Section 4.7             Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as one class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

article 5
[Reserved]

article 6
Miscellaneous Provisions

Section 6.1    Public Disclosure. The parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon and use reasonable efforts to agree on any press release, filing with the SEC or public statement with respect to this Agreement and the transactions contemplated hereby and under the other Transaction Documents, and will not issue any such press release or make any filings with the SEC or any public statement prior to such consultation and (to the extent practical) agreement, except as may be required by law or by rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any public disclosure. Notwithstanding the other provisions of this Section 6.1, by 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall file a Form 8-K disclosing the consummation of the transactions contemplated by this Agreement. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

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Section 6.2    Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a)                if to a Purchaser, to such Purchaser’s address and facsimile number set forth on the Annex I hereto, with copies to such Purchaser’s representatives as set forth on Annex I hereto.

(b)               if to the Company, at its address, as follows:

ChinaCast Education Corporation

Room 701A, Building A, Golden Eagle Mansion

80 Hanxiao Road, Pudong

Shanghai 200437 China

Attention: Doug Woodrum

Fax: +(86) 21 6105 3354*8004

     with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson

9th Floor, Gloucester Tower, The Landmark,

15 Queen’s Road Central

Hong Kong

Attention: Doug Freeman

Fax: +(852) 3760 3611

A party may by notice to the other parties designate additional or different addresses for subsequent notices or communications. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 6.3    Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.4    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 6.5    Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.6    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

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Section 6.7    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 6.8    Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 6.9    Word Meanings. The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 6.10   Further Assurances. The Purchasers, Lake Union Capital and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as a party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

Section 6.11   Costs and Expenses. The Purchasers, Lake Union Capital and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 6.12   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.13   Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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Section 6.14   Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Fir Tree Value Master Fund, L.P.

By:	/s/ Don McCarthy
Name:	Don McCarthy
Title:	CFO

Fir Tree Capital Opportunity Master Fund, L.P.

By:	/s/ Don McCarthy
Name:	Don McCarthy
Title:	CFO

Lake Union Capital Fund, LP

By:	/s/ Michael Self
Name:	Michael Self
Title:	Managing Member of the General Partner

Lake Union Capital TE Fund, LP

By:	/s/ Michael Self
Name:	Michael Self
Title:	Managing Member of the General Partner

Signature Page to Notes and Warrants Purchase Agreement

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MRMP Managers LLC

By:	/s/ Ned L. Sherwood
Name:	Ned L. Sherwood
Title:	Investment Manager

Harkness Trust

By:	/s/ Theodore H. Ashford
Name:	Theodore H. Ashford
Title:	Trustee

Ashford Capital Management, Inc. w/ discretion f.b.o. Ashford Capital Partners, L.P.

By:	/s/ Theodore H. Ashford III
Name:	Theodore H. Ashford III
Title:	CEO & CIO Ashford Capital Mgt., Inc.

Ashford Capital Management, Inc. w/ discretion f.b.o. Anvil Investment Associates, L.P.

By:	/s/ Theodore H. Ashford III
Name:	Theodore H. Ashford III
Title:	CEO & CIO Ashford Capital Mgt., Inc.

Signature Page to Notes and Warrants Purchase Agreement

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Columbia Pacific Opportunity Fund, L.P.

By:	/s/ Alex Washburn
Name:	Alex Washburn
Title:	Manager

Special Situations Fund III QP, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Partner

Special Situations Cayman Fund, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Partner

Daniel Tseung

/s/ Daniel Tseung

Stephen Markscheid

/s/ Stephen Markscheid

Signature Page to Notes and Warrants Purchase Agreement

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Fred Tarter

/s/ Fred Tarter

Peter Keane

/s/ Peter Keane

Signature Page to Notes and Warrants Purchase Agreement

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Derek Feng

/s/ Derek Feng

Doug Woodrum

/s/ Doug Woodrum

Signature Page to Notes and Warrants Purchase Agreement

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Parsifal Partners LLC

By:	/s/ Kenneth Rilander
Name:	Kenneth Rilander
Title:

Alan N. Colner

/s/ Alan N. Colner

Sanford M. Schwartz

/s/ Sanford M. Schwartz

Allen R. DeCotiis

/s/ Allen R. DeCotiis

Signature Page to Notes and Warrants Purchase Agreement

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Park Financial Corporation

By:	/s/ Jeffrey Swanson
Name:	Jeffrey Swanson
Title:	VP

Signature Page to Notes and Warrants Purchase Agreement

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Stamps Family Partnership III, LP

By:	/s/ E. R. Stamps
Name:	E. R. Stamps
Title:

Howard S. Berl Trust

By:	/s/ Howard S. Berl
Name:	Howard S. Berl
Title:	Trustee for the Howard S. Berl Trust

Michael Berl

/s/ Michael Berl

Signature Page to Notes and Warrants Purchase Agreement

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ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Name:	Doug Woodrum
Title:	Chief Financial Officer

Signature Page to Notes and Warrants Purchase Agreement

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Annex I

SCHEDULE OF PURCHASERS

Purchaser	Principal Amount of Note	Purchase Price	Number of Warrants	Notice Address
Fir Tree Value Master Fund, L.P.	$333,615.80	$333,615.80	333,616
Fir Tree Capital Opportunity Master Fund, L.P.	$63,384.20	$63,384.20	63,384
Lake Union Capital TE Fund, LP	$90,000	$90,000	90,000
MRMP Managers LLC	$78,000	$78,000	78,000
Harkness Trust	$10,000	$10,000	10,000
Ashford Capital Partners, L.P.	$265,000	$265,000	265,000

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Anvil Investment Associates, L.P.	$80,000	$80,000	80,000
Columbia Pacific Opportunity Fund, L.P.	$125,000	$125,000	125,000
Special Situations Fund III QP, L.P.	$320,000	$320,000	320,000
Special Situations Cayman Fund, L.P.	$180,000	$180,000	180,000
Parsifal Partners LLC	$100,000	$100,000	100,000
Park Financial Corporation	$100,000	$100,000	100,000
Daniel Tseung	$35,000	$35,000	35,000
Derek Feng	$35,000	$35,000	35,000
Doug Woodrum	$30,000	$30,000	30,000

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Stephen Markscheid	$25,000	$25,000	25,000
Allen R. DeCotiis	$50,000	$50,000	50,000
Alan N. Colner	$30,000	$30,000	30,000
Fred Tarter	$25,000	$25,000	25,000
Sanford M. Schwartz	$25,000	$25,000	25,000
Stamps Family Partnership III, LP	$50,000	$50,000	50,000
Peter Keane	$50,000	$50,000	50,000
Howard S. Berl Trust	$25,000	$25,000	25,000
Michael Berl	$25,000	$25,000	25,000

Total:	$2,150,000	$2,150,000	2,150,000

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Annex II

Capitalization

(a)    Authorized share capital

•	Common Stock: US$0.0001 par value; 100,000,000 shares authorized
•	Preferred Stock: US$0.0001 par value; 1,000,000 shares authorized

(b)   Issue and outstanding shares as of 7/23/12*

•	Common Stock: 50,066,906
•	Preferred Stock: 0

(c)    Warrants sold pursuant to the Existing Agreement and the Borrowing Notice**

•	1,096,182 warrants sold pursuant to the Existing Agreement
•	1,096,182 warrants sold pursuant to the Borrowing Notice

(d)   Outstanding warrants, options and rights

•	255,000 warrants described in note 18 to the Company’s consolidated financial statements for the years ended December 31, 2008, 2009 and 2010, included in the Company’s Form 10-K/A filed on February 24, 2012
•	1,200,000 options described in note 17 to the Company’s consolidated financial statements for the years ended December 31, 2008, 2009 and 2010, included in the Company’s Form 10-K/A filed on February 24, 2012

*These amounts do not take into account stock grants or share cancellations subsequent thereto.

** These amounts take into account the Company’s agreement herein to issue one warrant for each US$1.00 of notes sold to an Existing Purchaser under the Existing Agreement and the Borrowing Notice.

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Annex III

Registration Rights

The registration rights provided under the Stock Purchase Agreement dated April 29, 2010 between the Company and Wu Shi Xin, filed as Exhibit 10.1 to the Form 8-K dated May 5, 2010

Registration Rights Agreement between the Company and Fir Tree, dated as of November 23, 2009, filed as Exhibit 10.1 to the Form 8-K dated November 25, 2009

The registration rights set forth in the Existing Agreement and the Borrowing Notice

The registration rights set forth in the warrant issued to Roth Capital Partners, LLC on November 18, 2008

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EXHIBIT A

FORM OF NOTE

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) COMPLIANCE WITH RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT (OR A SUCCESSOR RULE THERETO), (C) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (D) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, CHINACAST EDUCATION CORPORATION, a Delaware entity (the “Borrower”), hereby unconditionally promises to pay to the order of [Name of Noteholder] or its (or his) assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of [AMOUNT OF LOAN] (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”).

This Note has been issued pursuant to the Notes and Warrants Purchase Agreement, dated as of August 24, 2012, by and among the Company, the Noteholder and the other parties thereto (the “Purchase Agreement”). For avoidance of doubt, this Note is one of a series and is subject to the payment, prepayment and other provisions applicable to all holders of notes in the Note Series (as defined below) as set forth in the Purchase Agreement.

1.     Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1

.

“April 2012 Purchase Agreement” means the Notes and Warrants Purchase Agreement, dated as of April 10, 2012, by and among the Company [, the Noteholder] and the other parties thereto.

“Applicable Rate” means the rate equal to twenty percent (20.0%) per annum.

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“Borrower” has the meaning set forth in the introductory paragraph.

“Borrowing Notice” means the Borrowing Notice and Acknowledgment, dated as of May 18, 2012, by and among the Borrower [, the Noteholder] and the other parties thereto, which was made in accordance with the April 2012 Purchase Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; and (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower.

“Default” means any of the events specified in Section 7 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 7 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of such Person’s properties or to which such Person or any of such Person’s properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

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“Loan” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) August 24, 2013, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Notes Series” has the meaning set forth in Section 4.6.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt”  means Debt (a) existing or arising under this Note or any other Series Note; (b) existing as of the date of this Note; (c) indebtedness of the Company in an amount not to exceed $5.0 million outstanding at any one time in the aggregate for the purposes permitted under Section 4.1 of the Purchase Agreement and upon the same terms as this Note; provided, however, if the terms of such indebtedness are materially more favorable than the terms of this Note, then the Noteholder shall be entitled to receive the same terms of such indebtedness with respect to this Note; and (d) indebtedness of the Company which is subordinated to this Note.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Series Holder” means the holder of any Series Note.

“Series Note” means any note included in the Notes Series (including this Note).

“Tranche Holder” means the holder of any Tranche Note.

“Tranche Note” means any Series Note having the same date of issuance, interest payment dates and maturity date as this Note.

2.      Final Payment Date; Optional Prepayments.

2.1       Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2       Optional Prepayment. The Borrower may prepay the Loan prior to the Maturity Date in whole or in part at any time or from time to time by paying 102.5% of the principal amount to be prepaid together with accrued interest on the prepaid principal amount to the date of prepayment; provided, however, that if the Loan is repaid in full prior to the Maturity Date, the Borrower shall pay to the Noteholder an additional amount equal to the greater of (a) ten percent (10.0%) of the greatest aggregate principal amount of the Loan at any time outstanding minus the sum of (i) all interest paid thereon plus (ii) any prepayment penalties paid in accordance with the first clause of this sentence and (b) zero. No prepaid amount may be reborrowed.

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3.      Interest.

3.1       Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2       Interest Payment Dates. Interest shall be payable semi-annually in arrears to the Noteholder with the first interest payment due on February 24, 2013.

3.3       Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

3.4       Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4.      Payment Mechanics.

4.1       Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM Eastern time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2       Application of Payments. Subject in all respects to Section 4.6, all payments received in respect of this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to any prepayment premium payable hereunder, third to accrued interest, and fourth to the payment of the principal amount outstanding under this Note.

4.3       Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

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4.4       Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A the Loan made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Note.

4.5      Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

4.6      Notes Series.

(a)       Notwithstanding anything to the contrary in this Note or any other Series Note, the Borrower and the Noteholder hereby agree that this Note, together with any other notes sold pursuant to the Purchase Agreement and any notes sold pursuant to the April 2012 Purchase Agreement and any notes sold pursuant to the Borrowing Notice, shall be treated as one series (the “Notes Series”).

(b)       If this Note or any other Series Note is prepaid at any time prior to the maturity thereof, any amount received in respect of such prepayment shall be applied pro rata across the Notes Series with respect to the outstanding principal amount of each Series Note.

(c)       Except as provided in Section 4.6(b) above, if any payment of principal or interest is received on this Note or any other Tranche Note, such payment shall be applied pro rata across the Tranche Notes with respect to the amount of principal or interest, as applicable, then due and owing on each Tranche Note.

(d)      Any amount received by the Noteholder that has not been applied pro rata in accordance with this Section 4.6 shall be held in trust by the Noteholder for the benefit of the other Series Holders or Tranche Holders, as applicable, and promptly paid to such Series Holders or Tranche Holders, as applicable, to the extent required by this Section 4.6. If one or more of the other Series Holders or Tranche Holders, as applicable, shall have made a payment to the Noteholder under the provision of the Series Note held by such Series Holder or Tranche Holder corresponding to this Section 4.6(d) (such payment, a “Pro Rata Payment”), the Noteholder shall promptly distribute on an appropriate pro rata basis to such Series Holders or Tranche Holders, as applicable, any portion of any payments of principal or interest it may receive following the receipt of one or more Pro Rata Payments, on this Note that is in excess of the amount the Noteholder would have received if all payments of principal or interest on each of the Series Notes had been made in compliance with Sections 4.6(b) and 4.6(c) of this Note and the sections of any such other Series Notes corresponding to Section 4.6(b) and 4.6(c) of this Note.

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5.      Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1       Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

5.2       Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

5.3       No Conflict or Result in Breach or Default. The execution, delivery and performance by the Borrower of this Note will not conflict with or result in a breach of or default under any Law to which the Borrower is subject or any material agreement to which, to the knowledge of the Borrower, the Borrower is a party.

6.      Limitation on Indebtedness. Until all amounts outstanding under this Note have been repaid in full, the Company shall not incur any Debt other than Permitted Debt.

7.      Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

7.1       Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for 30 business days after written notice to the Borrower.

7.2       Bankruptcy.

(a)       the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)       there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 7.2(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 90 days; or

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(c)       there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof.

7.3       Representation or Warranty Proves to be False. Any representation or warranty made by Borrower in connection with this Note shall prove to have been false in any material respect when made.

7.4       Cross Default. There shall occur and be continuing any “Event of Default” under, and as defined in, any other Series Note and such “Event of Default” shall continue after the grace period, if any, applicable thereto.

8.      Notice of Event of Default. Borrower covenants and agrees that until this Note is paid in full it will promptly after becoming aware of the occurrence of an Event of Default or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, provide each Noteholder with a certificate of the chief executive officer or chief financial officer of Borrower specifying the nature thereof and Borrower’s proposed response thereto.

9.      Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at the Noteholder’s option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of the Noteholder’s rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 7.2 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder. Notwithstanding anything to the contrary in this Note, the Noteholder shall have the right individually to enforce any of the Noteholder’s rights, powers or remedies hereunder or under applicable Law without notice to, or the consent of, any other Series Holder.

10.  Lost, Destroyed or Mutilated Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and upon delivery of an unsecured indemnity agreement from any Noteholder reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Borrower, the Borrower at its expense will execute and deliver to such Noteholder, in lieu thereof, a new Note of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Borrower shall thereafter be deemed to be not outstanding for any purpose.

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11.  Miscellaneous.

11.1   Notices.

(a)       All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to the Borrower:

ChinaCast Education Corporation

Room 701A, Building A, Golden Eagle Mansion

80 Hanxiao Road, Pudong

Shanghai 200437 China

Attention: Doug Woodrum

Fax: +(86) 21 6105 3354*8004

(ii)	If to the Noteholder:

[Address of Noteholder]

(b)       Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

11.2   Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

11.3   Submission to Jurisdiction.

(a)       The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

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(b)       Nothing in this Section 11.3 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

11.4   Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 11.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.5   Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

11.6   Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

11.7   Successors and Assigns. This Note or any of the rights hereunder may be assigned or transferred, in whole or from time to time in part, by the Noteholder to one or more Persons, provided that such Noteholder complies with all laws applicable thereto and provides written notice of assignment to the Borrower promptly after such assignment or transfer is effected. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.8   Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

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11.9   Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

11.10    Amendments and Waivers. No term of this Note, including any Default or Event of Default, may be waived, modified or amended except by an instrument in writing signed by both parties; provided, however, that (a) without the prior written consent of all Series Holders, no waiver, modification or amendment shall be effective that would (i) reduce the amount of, or delay payment of, any prepayment premium on this Note, (ii) waive a default in the payment of any prepayment premium on this Note, (iii) permit any principal amount repaid under this Note to be reborrowed, (iv) impair the rights of the Noteholder to receive payments of principal of or interest on this Note on or after the due date therefor or to institute suit for the enforcement of any payment on this Note, (v) permit any amount payable in respect of this Note to be paid in a currency other than U.S. dollars, (vi) alter Section 4.2 or Section 4.6 (other than Section 4.6(c)) , (vii) amend the definitions of Series Holders or Tranche Holders or (viii) alter this Section 11.10, and (b) without the prior written consent of all Tranche Holders, no waiver modification or amendment shall be effective that would (i) extend the Maturity Date, (ii) reduce the amount of, or delay payment of, any principal of, or premium or interest on, this Note, (iii) waive a default in the payment of principal of, or premium or interest on, this Note or (iv) alter Section 4.6(c). Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11.11     Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

11.12     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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11.13     Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.14     Fees and Expense. The Borrower shall pay upon written demand all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by any Noteholder in enforcing the Noteholder’s interests under this Note. Borrower agrees to indemnify the Noteholder and each of the Noteholder’s respective directors, officers, trustees, employees and agents against, and to hold each of them harmless from, any actual losses, damages, claims, liabilities and related expenses arising out of, in any way connected with or as a result of the execution, delivery, enforcement, performance, or administration of this Note; provided that the foregoing indemnity shall not apply to any losses, damages, claims, liabilities or related expenses (A) to the extent they have resulted from the wilful misconduct, bad faith or gross negligence of any Noteholder or any director, officer, trustee, employee or agent of a Noteholder or (B) arising from a breach of the obligations of this Note by a Noteholder or any director, officer, trustee, employee or agent of a Noteholder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of August , 2012.

CHINACAST EDUCATION CORPORATION
By___________________________ Name: Title:

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Exhibit A

Advances and Payments on the Loan

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation

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EXHIBIT B

FORM OF WARRANT

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WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) COMPLIANCE WITH RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT (OR A SUCCESSOR RULE THERETO), (C) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (D) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Warrant Certificate No.: [●]	Original Issue Date: August 24, 2012

[●] Warrants

FOR VALUE RECEIVED, ChinaCast Education Corporation, a Delaware corporation (the "Company"), hereby certifies that [●], a [●], or its registered assigns (the "Holder") is the owner of the number of warrants specified above, each of which entitles the Holder to purchase from the Company one duly authorized, validly issued, fully paid and non-assessable share of Common Stock at a purchase price per share of U.S.$0.40 (subject to adjustment as provided herein, the "Exercise Price"), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of one or more of the following agreements, as applicable, between the Company, the Holder and the other parties thereto: (a) the Notes and Warrants Purchase Agreement, dated as of April 10, 2012, (b) the Borrowing Notice and Acknowledgement, dated as of May 18, 2012, and (c) the Notes and Warrants Purchase Agreement, dated as of August 24, 2012 (each such agreement, a "Purchase Agreement").

1.                  Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

"Aggregate Exercise Price" means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Approved Stock Plan” means any employee benefit plan or other issuance, employment agreement or option grant or similar agreement which has been approved by the Board of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

“Bloomberg” means Bloomberg Financial Markets.

"Board" means the board of directors of the Company.

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"Business Day" means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on all domestic securities exchanges on which the Common Stock at the time may be listed, as reported by Bloomberg, or, if such securities exchanges begin to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"Common Stock" means the common stock, U.S.$0.0001 par value per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

"Company" has the meaning set forth in the preamble.

"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Securities” means: (i) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an Approved Stock Plan, (ii) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities that were issued and outstanding on the date immediately preceding the Original Issue Date, provided such securities are not amended after the Original Issue Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (iii) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, (iv) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant), and (v) capital stock, Options or Convertible Securities issued as consideration for an acquisition or strategic transaction approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (v), include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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"Exercise Date" means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, the Warrant and the Aggregate Exercise Price.

"Exercise Notice" has the meaning set forth in Section 3(a)(i).

"Exercise Period" has the meaning set forth in Section 2.

"Exercise Price" has the meaning set forth in the preamble.

"Fair Market Value" means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed 10 Business Days from the Company’s receipt of the Exercise Notice), such fair market value shall be determined by a nationally recognized investment bank, accounting or valuation firm mutually agreed upon by the Board and the Company. The determination of such firm shall be final and conclusive, and the fees and expenses of such firm shall be borne equally by the Company and the Holder.

"Holder" has the meaning set forth in the preamble.

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of (a) 100% and (b) the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the issuance of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Fair Market Value of the Common Stock during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

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"Original Issue Date" means August 24, 2012.

"OTC Bulletin Board" means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

"Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

"Purchase Agreement" has the meaning set forth in the preamble.

“Required Holders” means, as of any date, the holders of at least a majority of the Warrants outstanding as of such date.

“Trading Day” means any day on which the Common Stock is traded on the domestic securities exchanges on which the Common Stock is at the time listed; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

"Warrant" means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

"Warrant Shares" means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.                  Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., New York City time, on the fifth anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the "Exercise Period"), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.                  Exercise of Warrant.

(a)                Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)                 surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Notice in the form attached hereto as Exhibit A (each, an "Exercise Notice"), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)               payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)               Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Notice, by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price.

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(c)                Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(i)                 Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

(d)               Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(e)                Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Notice, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) or 3(c) hereof), the Company shall, as promptly as practicable, and in any event within 10 Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(g) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person's name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

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(f)                Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of the Exercise Date a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, pay cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, which notice shall be final and binding on the Company and such Holder, absent manifest error.

(g)                Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(h)               Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(e) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(i)                 Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)                 This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)               All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable and free and clear of all taxes, liens and charges.

(iii)             The Company shall use commercially reasonable efforts to take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)             The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

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(j)                 Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

4.                  Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)                Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Original Issue Date, the Company issues or sells, or in accordance with this Section 4 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (the “Additional Shares”)) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to a price determined as follows:

Adjusted Exercise Price = (A x B) + D
A+C

where

A =	the number of shares of Common Stock outstanding, including the Additional Shares deemed to be issued hereunder, immediately preceding the Dilutive Issuance;

B =	the Exercise Price in effect immediately preceding such Dilutive Issuance;

C =	the number of Additional Shares issued or deemed issued hereunder as a result of the Dilutive Issuance; and

D =	the aggregate consideration, if any, received or deemed to be received by the Company upon such Dilutive Issuance.

For purposes of determining the adjusted Exercise Price under this Section 4(a), the following shall be applicable:

(i)                 Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii)               Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 4(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 4(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)             Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

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(iv)             Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)               Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)               Adjustment to Exercise Price and Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide or reclassify (in either case by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines or reclassifies (in either case by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

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(c)                Certificate as to Adjustment.

(i)                 As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than 10 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)               As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than 5 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(d)               Notices. In the event:

(i)                 that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)               of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii)             of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least 15 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.                  Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(i)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

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6.                  Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.                  Replacement on Loss; Division and Combination.

(a)                Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)               Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

8.                  Compliance with the Act.

(a)                Agreement to Comply with the Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the " Act"). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) COMPLIANCE WITH RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT (OR A SUCCESSOR RULE THERETO), (C) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (D) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

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9.                  No Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company will (a) not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrants from time to time outstanding and (c) not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation and available for the purpose of issuance upon such exercise.

10.              Exercise Price Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. The prevailing party in any dispute resolved pursuant to this Section 10 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

11.              Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12.              Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

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If to the Company:	ChinaCast Education Corporation Room 701A, Building A, Golden Eagle Mansion 80 Hanxiao Road, Pudong Shanghai 200437 China Attention: Doug Woodrum Fax: +(86) 21 6105 3354*8004

with a copy to (which shall not constitute notice):	Fried, Frank, Harris, Shriver & Jacobson 9th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central Hong Kong Attention: Doug Freeman Fax: +(852) 3760 3611

If to the Holder:	[●] Facsimile:[●] E-mail: [●] Attention: [●]

with a copy to:	[●] Facsimile: [●] E-mail: [●] Attention: [●]

13.              Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.              Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.              Entire Agreement. This Warrant, together with the applicable Purchase Agreements the Holder is party to, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the applicable Purchase Agreements the Holder is party to, the statements in the body of this Warrant shall control.

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16.              Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the Company and the Holder and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.              No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.              Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.              Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holder, the successors of the Company and the successors and permitted assigns of the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.              Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.              Governing Law, Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Company and the Holder irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement or the other transactions contemplated hereby and thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Company and the Holder irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Company and the Holder irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

22.              Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

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23.              No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

CHINACAST EDUCATION CORPORATION
By: __________________________ Name: Title:

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EXHIBIT A

[Form of EXERCISE NOTICE]

ChinaCast Education Corporation

WARRANT DATED AUGUST 24, 2012

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of ChinaCast Education Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Dated: ________________, _____	Name of Holder:

(Print) ___________________________

By:______________________________
Name:____________________________
Title:_____________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

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EXHIBIT B

[Form of ASSIGNMENT]

ChinaCast Education Corporation

WARRANT ORIGINALLY ISSUED AUGUST 24, 2012
WARRANT NO. [●]

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: _______________ __, ______

Holder’s Signature:___________________________

Holder’s Address:___________________________

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

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